PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2011

Fort Lauderdale, Florida
February 16, 2012

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the fourth quarter and year ended December 31, 2011. Net income attributable to SEACOR Holdings Inc. for the quarter ended December 31, 2011 was $17.0 million, or $0.80 per diluted share, on operating revenues of $561.8 million. For the year ended December 31, 2011, net income attributable to SEACOR Holdings Inc. was $41.1 million, or $1.91 per diluted share, on operating revenues of $2,141.9 million.

For the preceding quarter ended September 30, 2011, net income attributable to SEACOR Holdings Inc. was $3.8 million, or $0.18 per diluted share, on operating revenues of $571.4 million. A comparison of results for the quarter ended December 31, 2011 with the preceding quarter ended September 30, 2011 is included in the “Highlights for the Quarter” discussion below.

For the quarter ended December 31, 2010, net income attributable to SEACOR Holdings Inc. was $27.1 million, or $1.27 per diluted share, on operating revenues of $580.4 million. For the year ended December 31, 2010, net income attributable to SEACOR Holdings Inc. was $244.7 million, or $11.25 per diluted share, on operating revenues of $2,649.4 million. The Company’s results for the year ended December 31, 2010 reflected significant oil spill response activities in the U.S. Gulf of Mexico following the Deepwater Horizon sinking in April 2010.

Highlights for the Quarter

Offshore Marine Services – Operating income was $16.1 million on operating revenues of $109.8 million compared with operating income of $7.6 million on operating revenues of $93.3 million in the preceding quarter. Fourth quarter results included $1.4 million in gains on asset dispositions compared with $5.2 million in gains in the preceding quarter. In the fourth quarter, the total number of days available for charter decreased by 56 days, or 0.5%; overall utilization increased from 72.4% to 79.7%; and overall average day rates increased by 7.7% from $11,318 per day to $12,187 per day.

In the U.S. Gulf of Mexico, operating income before gains on asset dispositions was $8.4 million higher in the fourth quarter. Firmer market conditions contributed to a $13.3 million increase in time charter revenues, which was partially offset by higher operating expenses as activity levels increased. Utilization was 70.3% compared with 53.5% in the preceding quarter and average day rates increased from $10,631 per day to $12,523 per day. As of December 31, 2011, the Company had four vessels cold-stacked in the U.S. Gulf of Mexico compared with seven as of September 30, 2011.

In international regions, operating income before gains on asset dispositions was $3.9 million higher in the fourth quarter. Time charter revenues were $2.2 million higher primarily due to an increase in average day rates from $11,612 per day to $11,999 per day. Utilization was 86.2% compared with 85.2% in the preceding quarter. Operating expenses were $2.2 million lower primarily due to reduced drydocking and mobilization expenditures.

Administrative and general expenses were $3.0 million higher in the fourth quarter primarily due to legal fees associated with the fourth quarter acquisition of a controlling interest in a European operator of wind farm utility vessels and higher wage and benefit costs.

Equity in earnings was lower in the fourth quarter primarily due to an $8.4 million gain, net of tax, recognized in the preceding quarter upon Offshore Marine Services’ Mexican joint venture issuing an additional equity interest to an unrelated third party.

Aviation Services – Operating income was $1.5 million on operating revenues of $61.7 million compared with operating income of $15.1 million on operating revenues of $71.8 million in the preceding quarter. Fourth quarter results included $1.9 million in gains on asset dispositions compared with $4.9 million in gains in the preceding quarter.

Operating revenues were $10.1 million lower in the fourth quarter primarily due to the end of seasonal activities in Alaska and a reduction in the number of helicopters operating under contract-leases. Operating expenses were $4.6 million lower in the fourth quarter primarily due to the end of seasonal activities, performance credits received under various vendor arrangements and Aviation Services’ exit from a vendor maintenance agreement. Administrative and general expenses were $5.0 million higher in the fourth quarter primarily due to severance costs associated with a change in executive management.

Inland River Services - Operating income was $12.3 million on operating revenues of $51.9 million compared with operating income of $9.3 million on operating revenues of $47.9 million in the preceding quarter. Operating results improved primarily due to seasonal harvest activity and strong northbound demand for fertilizer shipments for the pooled hopper barge fleet.

Marine Transportation Services – Operating income was $3.7 million on operating revenues of $26.7 million compared with operating income of $1.7 million on operating revenues of $24.8 million in the preceding quarter. Fourth quarter results included $1.1 million in gains on asset dispositions following the sale of the Seabulk America. Operating results for Marine Transportation Services’ U.S.-flag product tanker fleet were higher primarily due to lower operating expenses and less off-hire time associated with one vessel undergoing a special survey in the preceding quarter and lower insurance deductibles. Operating results for its foreign flag Roll-on/Roll-off vessels were lower primarily due to the drydocking of one vessel, charter-in expenses to cover that vessel’s out-of-service time and higher legal fees.

Environmental Services – Operating income was $18.6 million on operating revenues of $59.7 million compared with operating income of $1.0 million on operating revenues of $40.4 million in the preceding quarter. The increase in operating income was primarily due to final settlements with a customer and certain subcontractors in respect of oil spill response services related to the Deepwater Horizon sinking in April 2010.

Commodity Trading and Logistics – Segment profit was $1.4 million on operating revenues of $237.2 million compared with a segment loss of $7.1 million on operating revenues of $279.2 million in the preceding quarter. Operating results improved primarily due to a reduction of volatility in commodity prices and better results from the Company’s alcohol manufacturing joint venture.

Other – Other, primarily Harbor and Offshore Towing Services, reported operating income of $1.7 million on operating revenues of $17.7 million compared with operating income of $2.7 million on operating revenues of $16.7 million in the preceding quarter. The reduction in operating income was primarily due to an increase in charter-in expenses at the Company’s terminal operation in St. Eustatius.

Equity in losses in the fourth quarter were primarily due to losses in one of the Company’s industrial air services joint ventures in Asia.

Corporate and Eliminations – Administrative and general expenses were $10.5 million compared with $6.2 million in the preceding quarter. The increase was primarily due to management bonus accruals and professional fees.

Stock Repurchases – During the fourth quarter, the Company purchased 843,400 shares of its common stock at an average price of $84.48 per share. As of December 31, 2011, 20,933,116 shares of SEACOR’s common stock remained outstanding.

Capital Commitments – The Company’s unfunded capital commitments as of December 31, 2011 consisted primarily of offshore support vessels, helicopters, inland river tank barges, harbor tugs, an interest in a river grain terminal, an interest in a dry-bulk articulated tug-barge and other property and equipment. These commitments totaled $312.5 million, of which $199.3 million is payable during 2012 with the balance payable through 2014. Of the total unfunded capital commitments, $43.6 million may be terminated without further liability other than the payment of liquidated damages of $1.4 million. Subsequent to December 31, 2011, the Company committed to purchase additional equipment for $49.2 million. As of December 31, 2011, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $815.8 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, environmental, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing spill and emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company’s customer base, safety issues experienced by a particular helicopter model that could result in customers refusing to use that helicopter model or a regulatory body grounding that helicopter model, which also could permanently devalue that helicopter model, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services’ double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services’ ability to comply with such regulation and other governmental regulation, changes in National Response Corporations’ Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services’ operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company’s Form 10-K and SEACOR’s periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating Revenues	$561,808	$580,384	$2,141,942	$2,649,368

Costs and Expenses:
Operating	433,332	449,961	1,708,187	1,930,227
Administrative and general	55,099	54,892	187,547	192,518
Depreciation and amortization	37,017	39,173	156,824	163,490

	525,448	544,026	2,052,558	2,286,235

Gains on Asset Dispositions and Impairments, Net	5,431	3,285	33,950	45,238

Operating Income	41,791	39,643	123,334	408,371

Other Income (Expense):
Interest income	1,157	3,094	13,756	8,882
Interest expense	(10,027)	(10,088)	(41,245)	(43,950)
Debt extinguishment losses, net	—	(1,092)	(99)	(1,460)
Marketable security gains (losses), net	(4,803)	1,340	(7,893)	(2,159)
Derivative gains (losses), net	(262)	6,502	(36,135)	6,205
Foreign currency gains (losses), net	(2,545)	(3,511)	816	(6,127)
Other, net	1,133	3,061	860	3,717

	(15,347)	(694)	(69,940)	(34,892)

Income Before Income Tax Expense and Equity In Earnings (Losses) of 50% or Less Owned Companies	26,444	38,949	53,394	373,479
Income Tax Expense	8,533	13,250	21,185	140,674

Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	17,911	25,699	32,209	232,805
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(659)	1,501	9,941	13,179

Net Income	17,252	27,200	42,150	245,984
Net Income attributable to Noncontrolling Interests in Subsidiaries	212	97	1,094	1,260

Net Income attributable to SEACOR Holdings Inc.	$17,040	$27,103	$41,056	$244,724

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.81	$1.30	$1.94	$11.43
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.80	$1.27	$1.91	$11.25
Weighted Average Common Shares Outstanding:
Basic	21,004,776	20,843,159	21,119,461	21,402,441
Diluted	21,353,631	21,306,355	21,466,843	21,757,217
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$15.00	$—	$15.00

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Operating Revenues	$561,808	$571,424	$536,446	$472,264	$580,384

Costs and Expenses:
Operating	433,332	475,173	428,671	371,011	449,961
Administrative and general	55,099	40,117	45,937	46,394	54,892
Depreciation and amortization	37,017	38,678	41,070	40,059	39,173

	525,448	553,968	515,678	457,464	544,026

Gains on Asset Dispositions and Impairments, Net	5,431	10,982	10,282	7,255	3,285

Operating Income	41,791	28,438	31,050	22,055	39,643

Other Income (Expense):
Interest income	1,157	5,554	3,307	3,738	3,094
Interest expense	(10,027)	(10,712)	(10,465)	(10,041)	(10,088)
Debt extinguishment losses, net	—	(51)	—	(48)	(1,092)
Marketable security gains (losses), net	(4,803)	130	(4,754)	1,534	1,340
Derivative gains (losses), net	(262)	(25,954)	(6,601)	(3,318)	6,502
Foreign currency gains (losses), net	(2,545)	(3,218)	1,520	5,059	(3,511)
Other, net	1,133	(39)	(56)	(178)	3,061

	(15,347)	(34,290)	(17,049)	(3,254)	(694)

Income (Loss) Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	26,444	(5,852)	14,001	18,801	38,949
Income Tax Expense (Benefit)	8,533	(352)	5,638	7,366	13,250

Income (Loss) Before Equity in Earnings (Losses) of 50% or Less Owned Companies	17,911	(5,500)	8,363	11,435	25,699
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(659)	9,562	1,004	34	1,501

Net Income	17,252	4,062	9,367	11,469	27,200
Net Income attributable to Noncontrolling Interests in Subsidiaries	212	247	336	299	97

Net Income attributable to SEACOR Holdings Inc.	$17,040	$3,815	$9,031	$11,170	$27,103

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.81	$0.18	$0.43	$0.53	$1.30
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.80	$0.18	$0.42	$0.52	$1.27
Weighted Average Common Shares of Outstanding:
Basic	21,005	21,202	21,166	21,105	20,843
Diluted	21,354	21,565	21,518	21,439	21,306
Common Shares Outstanding at Period End	20,933	21,715	21,679	21,652	21,400
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$—	$—	$—	$15.00

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Offshore Marine Services

Operating Revenues	$109,781	$93,277	$93,386	$80,344	$100,631

Costs and Expenses:
Operating	69,484	68,457	68,242	63,020	76,607
Administrative and general	13,666	10,687	11,078	11,770	13,037
Depreciation and amortization	11,954	11,785	12,205	12,533	12,279

	95,104	90,929	91,525	87,323	101,923

Gains on Asset Dispositions	1,449	5,241	3,607	4,364	2,142

Operating Income (Loss)	16,126	7,589	5,468	(2,615)	850

Other Income (Expense):
Foreign currency gains (losses), net	(1,290)	(2,129)	(408)	725	(154)
Other, net	272	6	—	—	1
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(500)	8,754	200	735	3,042

Segment Profit (Loss)	$14,608	$14,220	$5,260	$(1,155)	$3,739

Aviation Services

Operating Revenues	$61,696	$71,804	$68,493	$56,155	$55,522

Costs and Expenses:
Operating	41,084	45,701	42,457	33,465	37,174
Administrative and general	11,803	6,841	6,229	7,020	7,042
Depreciation and amortization	9,210	9,093	12,390	11,919	11,287

	62,097	61,635	61,076	52,404	55,503

Gains (Losses) on Asset Dispositions and Impairments, Net	1,912	4,894	6,172	2,194	(117)

Operating Income (Loss)	1,511	15,063	13,589	5,945	(98)

Other Income (Expense):
Derivative gains (losses), net	(18)	(807)	(811)	310	(27)
Foreign currency gains (losses), net	(80)	(95)	338	353	166
Other, net	9	—	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(979)	106	1,054	(99)	(83)

Segment Profit (Loss)	$443	$14,267	$14,170	$6,509	$(42)

Inland River Services

Operating Revenues	$51,871	$47,875	$41,442	$46,469	$52,284

Costs and Expenses:
Operating	31,702	31,196	28,717	27,884	29,542
Administrative and general	3,270	2,206	3,166	2,697	3,114
Depreciation and amortization	5,617	6,464	5,791	5,622	5,472

	40,589	39,866	37,674	36,203	38,128

Gains (Losses) on Asset Dispositions	986	1,303	(22)	697	697

Operating Income	12,268	9,312	3,746	10,963	14,853

Other Income (Expense):
Other, net	—	—	3	1	2,227
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	955	2,771	666	(256)	(521)

Segment Profit	$13,223	$12,083	$4,415	$10,708	$16,559

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Marine Transportation Services

Operating Revenues	$26,705	$24,783	$24,336	$17,312	$16,908

Costs and Expenses:
Operating	15,338	15,194	13,584	8,979	8,174
Administrative and general	3,257	2,044	2,146	1,417	2,040
Depreciation and amortization	5,540	5,833	5,728	4,978	5,309

	24,135	23,071	21,458	15,374	15,523

Gains on Asset Dispositions	1,125	—	—	—	—

Operating Income	3,695	1,712	2,878	1,938	1,385

Other Income (Expense):
Foreign currency gains (losses), net	(15)	(18)	6	16	(13)
Other, net	87	131	56	—	—
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(74)	—	—	—	—

Segment Profit	$3,693	$1,825	$2,940	$1,954	$1,372

Environmental Services

Operating Revenues	$59,669	$40,415	$48,466	$63,086	$163,380

Costs and Expenses:
Operating	31,435	28,872	31,662	44,044	116,346
Administrative and general	7,450	7,691	10,322	7,551	7,485
Depreciation and amortization	2,108	2,896	2,238	2,231	2,065

	40,993	39,459	44,222	53,826	125,896

Gains (Losses) on Asset Dispositions	(38)	3	(19)	—	563

Operating Income	18,638	959	4,225	9,260	38,047

Other Income (Expense):
Foreign currency gains (losses), net	41	(75)	97	(51)	(115)
Other, net	—	—	2	—	1
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(84)	(93)	132	(8)	58

Segment Profit	$18,595	$791	$4,456	$9,201	$37,991

Commodity Trading and Logistics

Operating Revenues	$237,177	$279,178	$245,321	$194,012	$178,944

Costs and Expenses:
Operating	236,664	279,180	237,644	187,018	173,922
Administrative and general	1,598	1,944	2,202	2,660	1,184
Depreciation and amortization	20	12	12	13	13

	238,282	281,136	239,858	189,691	175,119

Operating Income (Loss)	(1,105)	(1,958)	5,463	4,321	3,825

Other Income (Expense):
Derivative gains (losses), net	1,251	(3,063)	828	(4,750)	(8,192)
Foreign currency gains (losses), net	(28)	153	(16)	(5)	26
Other, net	(167)	—	—	—	781
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,452	(2,267)	(1,051)	51	(611)

Segment Profit (Loss)	$1,403	$(7,135)	$5,224	$(383)	$(4,171)

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
Other

Operating Revenues	$17,730	$16,741	$17,921	$17,536	$16,395

Costs and Expenses:
Operating	10,274	9,117	9,158	9,142	11,872
Administrative and general	3,589	2,523	3,210	2,620	3,031
Depreciation and amortization	2,119	2,129	2,237	2,289	2,289

	15,982	13,769	14,605	14,051	17,192

Gains (Losses) on Asset Dispositions	(3)	(315)	544	—	—

Operating Income (Loss)	1,745	2,657	3,860	3,485	(797)

Other Income (Expense):
Foreign currency gains (losses), net	—	(75)	(24)	1	(17)
Other, net	983	(1)	—	(1)	10
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,429)	291	3	(389)	(384)

Segment Profit (Loss)	$1,299	$2,872	$3,839	$3,096	$(1,188)

Corporate and Eliminations

Operating Revenues	$(2,821)	$(2,649)	$(2,919)	$(2,650)	$(3,680)

Costs and Expenses:
Operating	(2,649)	(2,544)	(2,793)	(2,541)	(3,676)
Administrative and general	10,466	6,181	7,584	10,659	17,959
Depreciation and amortization	449	466	469	474	459

	8,266	4,103	5,260	8,592	14,742

Losses on Asset Dispositions and Impairments	—	(144)	—	—	—

Operating Loss	$(11,087)	$(6,896)	$(8,179)	$(11,242)	$(18,422)

Other Income (Expense):
Derivative gains (losses), net	$(1,495)	$(22,084)	$(6,618)	$1,122	$14,721
Foreign currency gains (losses), net	(1,173)	(979)	1,527	4,020	(3,404)
Other, net	(51)	(175)	(117)	(178)	41

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$467,601	$306,465	$366,813	$409,716	$370,028
Restricted cash	21,281	19,474	12,976	19,545	12,651
Marketable securities	66,898	82,978	105,608	149,026	147,409
Receivables:
Trade, net of allowance for doubtful accounts	334,863	316,633	321,244	324,218	450,912
Other	54,293	52,719	48,825	55,475	72,448
Inventories	72,660	75,906	87,131	97,405	67,498
Deferred income taxes	11,498	5,442	5,442	5,442	5,442
Prepaid expenses and other	11,453	14,637	24,979	22,794	18,414

Total current assets	1,040,547	874,254	973,018	1,083,621	1,144,802

Property and Equipment	3,105,295	2,985,583	2,942,637	2,862,386	2,803,754
Accumulated depreciation	(919,223)	(918,914)	(900,979)	(875,140)	(835,032)

Net property and equipment	2,186,072	2,066,669	2,041,658	1,987,246	1,968,722

Investments, at Equity, and Advances to 50% or Less Owned Companies	251,838	245,885	210,372	190,472	182,387
Construction Reserve Funds & Title XI Reserve Funds	259,974	298,345	314,679	331,689	323,885
Goodwill	65,067	62,424	62,467	61,864	61,779
Intangible Assets	21,826	16,427	18,448	19,810	21,169
Other Assets, net of allowance for doubtful accounts	102,810	98,314	85,118	59,996	57,645

	$3,928,134	$3,662,318	$3,705,760	$3,734,698	$3,760,389

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$41,091	$23,138	$20,568	$18,106	$14,618
Current portion of capital lease obligations	2,368	1,081	1,064	1,047	1,030
Accounts payable and accrued expenses	202,528	208,432	212,357	275,991	322,785
Other current liabilities	155,539	208,816	232,309	205,546	197,080

Total current liabilities	401,526	441,467	466,298	500,690	535,513

Long-Term Debt	995,450	669,573	690,774	694,872	697,427
Capital Lease Obligations	3,068	4,598	4,901	5,200	5,493
Deferred Income Taxes	575,303	565,078	561,477	563,023	567,880
Deferred Gains and Other Liabilities	144,724	138,969	146,853	150,593	156,711

Total liabilities	2,120,071	1,819,685	1,870,303	1,914,378	1,963,024

Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	364	364	363	363	361
Additional paid-in capital	1,256,209	1,245,436	1,239,502	1,233,250	1,225,296
Retained earnings	1,512,679	1,495,639	1,491,824	1,482,793	1,471,623
Shares held in treasury, at cost	(971,687)	(900,225)	(901,460)	(901,386)	(903,004)
Accumulated other comprehensive loss	(7,958)	(9,644)	(6,843)	(5,724)	(7,039)

	1,789,607	1,831,570	1,823,386	1,809,296	1,787,237
Noncontrolling interests in subsidiaries	18,456	11,063	12,071	11,024	10,128

Total equity	1,808,063	1,842,633	1,835,457	1,820,320	1,797,365

	$3,928,134	$3,662,318	$3,705,760	$3,734,698	$3,760,389

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Offshore Marine Services

Anchor handling towing supply	19	19	19	19	20
Crew	49	50	52	52	52
Mini-supply	8	8	8	9	9
Standby safety	26	27	26	26	26
Supply	30	29	28	26	27
Towing supply	5	5	6	7	8
Specialty	11	11	11	12	12
Wind farm utility	29	—	—	—	—

	177	149	150	151	154

Aviation Services

Light helicopters – single engine	58	60	61	61	60
Light helicopters – twin engine	45	45	44	44	45
Medium helicopters	65	65	65	63	62
Heavy helicopters	7	7	7	9	9

	175	177	177	177	176

Inland River Services

Inland river dry-cargo barges	1,496	1,489	1,492	1,497	1,388
Inland river liquid tank barges	77	79	80	80	80
Inland river deck barges	20	20	26	26	26
Inland river towboats	31	31	31	32	32
Dry-cargo vessel	1	1	1	1	1

	1,625	1,620	1,630	1,636	1,527

Marine Transportation Services

U.S.-flag product tankers	7	8	8	8	8
RORO vessels	8	8	8	—	—

	15	16	16	8	8

Other

Harbor and offshore tugs	28	28	28	29	30
Ocean liquid tank barges	5	5	5	5	5

	33	33	33	34	35